EXHIBIT 4.4

                                                       FINOVA/REGISTERED MARK/
                                                          FINANCIAL INNOVATORS


                                                          Rediscount Finance

                     FIRST AMENDED AND RESTATED SCHEDULE TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


BORROWER:         FLORIDA FINANCE GROUP  INC.

ADDRESS:          5200 S. WASHINGTON
                  TITUSVILLE, FLORIDA 32780-7316

DATE:             APRIL 22, 1997

         This First Amended and Restated Schedule ("First Amended Schedule") is executed in conjunction with a certain Amended and Restated Loan and Security Agreement ("Agreement") of February 4, 1997, by and between FINOVA Capital Corporation, as Lender, and the above Borrowers, as Borrower. This First Amended
Schedule is an amendment and restatement of the Schedule to Amended and Restated Loan and Security Agreement, dated of even date with the Agreement. The terms and provisions of this First Amended Schedule shall supersede all prior schedules. All references to Section numbers herein refer to Sections in the Agreement.

1.13.A.  MAXIMUM AMOUNT OF AN ELIGIBLE RECEIVABLE (SECTION 1.13).

                  The term "Maximum Amount of an Eligible Receivable" shall mean the sum of Twenty Thousand Dollars ($20,000.00) remaining due thereon at any date of determination.

1.13.B.  MAXIMUM TERM OF AN ELIGIBLE RECEIVABLE (SECTION 1.13).

                  The "Maximum Term of an Eligible Receivable" shall be Forty-Eight (48) months remaining until the due date of such Eligible Receivable at any date of determination.

1.13.C.  AGING PROCEDURES AND ELIGIBILITY TEST (SECTION 1.13.)

AGING PROCEDURES FOR A CONTRACTUAL AGING:

1.       No payment missed          = Current.

2.       1 to 30 days past due      = "30 day Account".

3.       31 to 60 days past due     = "60 day Account".

4.       61 or more days past due   = "60 + day Account"

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ELIGIBILITY TEST:

The term "Eligibility Test" shall mean the test to determine the eligibility of a Receivable for the purposes of Section 1.13 hereof, that test, being as follows: no payment due on said Receivable remains unpaid more than sixty (60) days from the specific date on which such payment was due pursuant to the terms of said Receivable.

1.15     GUARANTOR (WHETHER ONE OR MORE) (SECTION 1.15)

                  Smart Choice Holdings, Inc.

                  Smart Choice Automotive Group, Inc. (formerly known as Eckler Industires, Inc.)

1.22     MODIFICATION TO THE DEFINITION OF "LEVERAGE RATIO" (SECTION 1.22)

         Section 1.22 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "1.22 LEVERAGE RATIO. The term "Leverage Ratio" shall mean, at any date of determination, total liabilities of Smart Choice Automotive Group, Inc. ("SMAG"), including the outstanding balance of the Indebtedness, less the outstanding balance due pursuant to all subordinated debt which has been subordinated to all the rights of Lender with respect to the Guaranty Agreement of SMAG in favor of Lender, in a form and substance acceptable to Lender ("SMAG Subordinated Debt"), divided by the sum of the amount of SMAG's tangible net worth, as the term "tangible net worth" is defined in the Agreement with respect to Borrower, plus the outstanding balance due pursuant to all SMAG Subordinated Debt."

2.1.A. AMOUNT OF REVOLVING CREDIT LINE (SECTION 2.1):

                  Thirty Five Million Dollars ($35,000,000.00)

2.1.B. AVAILABILITY ON ELIGIBLE RECEIVABLES (SECTION 2.1):

                  The "Availability on Eligible Receivables" shall be an amount equal to, with respect to all Eligible Receivables, on the date of determination as follows:

                           (i) if the date of determination is on or before the earlier of (a) December 31, 1997, or (b) the effective date of a public offering for the sale of securities by Smart Choice Automotive Group, Inc. or any subsidiary thereof, then with respect to each Eligible Receivable sixty percent (60%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, including all unearned finance charges, time price differentials, insurance fees, discounts, holdbacks and other fees and charges pursuant to the Eligible Receivables; or

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                           (ii) if the date of determination is after the
                           earlier of (a) December 31, 1997, or (b) the effective date of a public offering for the sale of securities by Smart Choice Automotive Group, Inc. or any subsidiary thereof, then with respect to each Eligible Receivable fifty-five percent (55%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, including all unearned finance charges, time price differentials, insurance fees, discounts, holdbacks and other fees and charges pursuant to the Eligible Receivables

                  Notwithstanding any provision contained in the Loan Documents to the contrary, if for the twelve (12) calendar month period immediately prior to any date of determination, the Collateral Recovery Rate is less than seventy percent (70%), or if on any date of determination, the Collateral Performance Percentage is greater than ten percent (10.0%), then in either event, Lender, in its sole and absolute discretion, may modify the Availability on Eligible advance percentage set forth above.

2.2. STATED INTEREST RATE (SECTION 2.2).

                  The lesser of (i) the Governing Rate plus three percent (3.00%) per annum; or (ii) the Maximum Rate.

2.3. MATURITY DATE (SECTION 2.3.C).

                  The primary term of this Agreement shall expire on December 31, 1999. If Borrower desires to extend the primary term or any term thereafter of this Agreement, Borrower shall give Lender notice of its intent to extend the term no earlier than one hundred and eighty (180) days and no later than one hundred and fifty (150) days prior to any expiration date of this Agreement. Upon the receipt by Lender of Borrower's notice to extend the term of this Agreement, if Lender desires to renew and extend the term of this Agreement, Lender shall give Borrower notice of Lender's intent to extend the term of this Agreement, within sixty (60) days of Lender's receipt of Borrower's notice to extend. If Lender does not give Borrower notice of Lender's intent to extend the term of this Agreement within the sixty (60) days period, then it shall be deemed that Lender does not intend to renew and extend the term of this Agreement. Notwithstanding the foregoing, the Borrower's obligation pursuant to this Agreement shall remain in full force and effect until the Indebtedness due and owing to Lender has been paid in full.

2.6. LIQUIDATED DAMAGES (SECTION 2.6).

                  The amount of "Liquidated Damages" shall be as follows:

                  (i) if on or prior to December 31, 1997, Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, the amount of "Liquidated Damages" shall be an amount equal to three percent (3%) of the Amount of Revolving Credit Line;

                  (ii) if on or prior to December 31, 1998, but on or after January 1, 1998, Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, the amount of "Liquidated Damages" shall be an amount equal to two percent (2%) of the Amount of Revolving Credit Line;

                  (iii) if prior to December 31, 1999, but on or after January 1, 1999, Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, the amount of "Liquidated Damages" shall be an amount equal to one percent (1%) of the Amount of Revolving Credit Line.

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2.13. FACILITY FEE (SECTION 2.13).

                  A Facility Fee shall not be due for any calender month ending on or after April 30, 1997.

3.2. BUSINESS LOCATIONS OF BORROWER (SECTIONS 3.2, 3.6 AND 5.1.N.).

                  All locations are as set forth on the attach List of Locations

5.1.B. BORROWER'S TRADENAMES (WHETHER ONE OR MORE)(SECTION 5.1.B.)

                  As set forth in List of Tradenames attached hereto

6.2.A. LEVERAGE RATIO LIMIT (SECTION 6.2.J).

                  The term "Leverage Ratio Limit" shall mean 4.0 : 1.0

6.2.B. MINIMUM NET INCOME (SECTION 6.2.K).

                  The Minimum Net Income shall be One Dollar ($1.00) for each fiscal year of Borrower, beginning with fiscal year ending December 31, 1997.

6.2.C. DISTRIBUTIONS LIMITATION (SECTION 6.2.L).

                  The Maximum Distributions shall not exceed twenty-five percent (25%) of Net Income of the fiscal year in which such Distributions are made.

6.3.C. ANNUAL FINANCIAL STATEMENTS (SECTION 6.3).

                  Annual audited financial statements shall be prepared by independent certified public accountants, reasonably acceptable to Lender.

8.1. REIMBURSEMENT OF EXPENSES (SECTION 8.1).

                  None other then as set forth in the Loan Documents.

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9.1. NOTICES (SECTION 9.1).

                     Lender:     FINOVA Capital Corporation
                                 (copy each office below with all notices)

                                 CORPORATE FINANCE OFFICE:

                                 FINOVA Capital Corporation
                                 355 South Grand Avenue, Suite 2400
                                 Los Angeles, CA  90071
                                 Attn:  John J. Bonano, Senior Vice President
                                 Telephone:  (213) 253-1600
                                 Telecopy No.:  (213) 625-0268

                                 CORPORATE OFFICE:

                                 FINOVA Capital Corporation
                                 1850 N. Central Avenue
                                 Phoenix, AZ  85077
                                 Attn:  Joseph R. D'Amore, Senior Counsel
                                 Telephone:  (602) 207-4900
                                 Telecopy No.:  (602) 207-5543

                                 REDISCOUNT FINANCE OFFICE:

                                 FINOVA Capital Corporation
                                 13355 Noel Road, Suite 800
                                 Dallas, TX  75240
                                 Attn: Douglas M. Fraser (Account Executive)
                                 Telephone:  (214) 458-5600
                                 Telecopy No.:  (214) 458-5650

            Borrower:            Florida Finance Group Inc.
                                 5200 S. Washington
                                 Titusville, Florida 32780-7316
                                 Telephone: 407-269-9680
                                 Telecopy No.:407-269-1880

            Guarantors:          Smart Choice Holdings, Inc.
                                 Smart Choice Automotive Group, Inc.
                                 5200 S. Washington
                                 Titusville, Florida 32780-7316
                                 Telephone: 407-269-9680
                                 Telecopy No.:407-269-1880

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9.16. AGENT FOR SERVICE OF PROCESS (SECTION 9.16).

         Gary Smith, whose address is 5200 S. Washington,Titusville, Florida 32780-7316 (Agent)

     IN WITNESS WHEREOF, the parties have executed this Schedule on the day and year first set forth above.

                           LENDER:

                           FINOVA CAPITAL CORPORATION,
                           a Delaware corporation

                           By:/s/ J. STEVEN CAMMACK                      4-22-97
                              -----------------------------------      ---------
                              J. Steven Cammack, Vice President          (Date)

                           BORROWERS:

                           FLORIDA FINANCE GROUP INC.

                           By:/s/ GARY SMITH                             4-22-97
                              -----------------------------------      ---------
                              Gary Smith,  President                     (Date)

                           GUARANTOR:

                           SMART CHOICE HOLDINGS, INC.

                           By:/s/ GARY SMITH                             4-22-97
                              -----------------------------------      ---------
                              Gary Smith, President                      (Date)

                           SMART CHOICE AUTOMOTIVE GROUP, INC.

                           By:/s/ GARY SMITH                             4-22-97
                              -----------------------------------      ---------
                              Gary Smith, President                      (Date)


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